Exhibit 1.01

Conflict Minerals Report

Sonos, Inc. has included this Conflict Minerals Report as an exhibit to its Form SD as contemplated by Rule 13p-1 under the Securities Exchange Act of 1934, as amended, and Form SD (the “Conflict Minerals Rule”). The date of filing of this Conflict Minerals Report is May 27, 2022.

Unless the context indicates otherwise, the terms “Sonos,” “we,” “its,” “us” and “our” refer to Sonos and its consolidated subsidiaries.

As used herein and consistent with the Conflict Minerals Rule, “Conflict Minerals” or “3TG” are columbite-tantalite (coltan), cassiterite, gold, wolframite and the derivatives tantalum, tin and tungsten, without regard to the location of origin of the minerals or derivative metals.

Forward-Looking Statements

All statements other than statements of historical facts contained in this Conflict Minerals Report are forward-looking statements. In some cases, forward-looking statements may be identified by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "could," "would," "expect," "objective," "plan," "potential," "seek," "grow," "target," "if," and similar expressions intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements concerning the additional steps that we intend to take to mitigate the risk that our necessary 3TG benefit armed groups.

We have based these forward-looking statements largely on our current expectations and these forward-looking statements are subject to a number of risks, uncertainties and assumptions, including (1) the continued implementation of satisfactory traceability and other compliance measures by our direct and indirect suppliers on a timely basis or at all, (2) whether smelters and refiners (“SORs”) and other market participants responsibly source 3TG and (3) political and regulatory developments, whether in the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively, the “Covered Countries”), the United States or elsewhere. You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, we do not intend to update any of these forward-looking statements after the date of this Conflict Minerals Report or to conform these statements to actual results or revised expectations.

Applicability of the Conflict Minerals Rule to our Business

Sonos is one of the world’s leading sound experience brands. Known for delivering unparalleled sound experience, thoughtful design aesthetic, simplicity of use and an open platform, Sonos makes a breadth of audio content available to anyone. Our sound system provides an immersive listening experience created by our thoughtfully designed speakers and components, our proprietary software platform and the ability to wirelessly stream the content our customers love from the services they prefer.

Our electronics products contain tin, tantalum, tungsten and/or gold. However, the 3TG in the products constitutes a small portion of their total materials content. For a further discussion of our products, see our Form 10-K for the fiscal year ended October 2, 2021. The information contained in our Form 10-K is not incorporated by reference into this Conflict Minerals Report or our Form SD and should not be considered part of this Conflict Minerals Report or the Form SD.

Our products are manufactured for us by third party manufacturers. In addition, we do not directly source 3TG from SORs and believe that we are in most cases many levels removed from these market participants. However, through the efforts described in this Conflict Minerals Report, and as part of our reasonable country of origin inquiry (“RCOI”) and due diligence processes, we seek to ensure that our suppliers source responsibly. Specifically, we endeavor in good faith to determine if any of the 3TG necessary to the functionality or production of the products that we contract to manufacture originated in a Covered Country and, if so, whether it directly or indirectly financed or benefited an armed group.

Our Conflict Minerals Policy and Our Supplier Code of Conduct

Sonos is committed to corporate social responsibility and responsible sourcing and is opposed to human rights abuses. We also take seriously our compliance obligations under the Conflict Minerals Rule. To these ends, we have adopted and communicate to our suppliers and the public a company policy (the “Conflict Minerals Policy”) regarding the use of 3TG in our products. Our Conflict Mineral Policy indicates that we require that our suppliers source 3TG only from SORs that are conformant with the Responsible Minerals Initiative's (“RMI”) Responsible Minerals Assurance Process (“RMAP”), which requires a third-party sourcing audit of such SORs. We also require all suppliers to sign a Supplier Code of Conduct based on the Responsible Business Alliance industry standard. As set forth in Supplier Code of Conduct, we expect our supplier to share our commitment to corporate social responsibility and reserve the right to request corrective action for any non-compliance, including termination of the relationship with the supplier.

Reasonable Country of Origin Inquiry Information

As required by the Conflict Minerals Rule, for 2021, we conducted a RCOI. We designed our RCOI in good faith to determine the origin of the 3TG that are necessary to the functionality or production of products that we contracted to manufacture. For purposes of the RCOI, we treated all suppliers, except service and packaging suppliers, as potentially in scope.

Our outreach included 126 potentially in-scope suppliers (the “Suppliers”). The results of our RCOI are discussed on Annex A to this Conflict Minerals Report. For our RCOI, to the extent applicable, we utilized the same processes and procedures as for our due diligence, in particular Steps 1 and 2 of the OECD Guidance (as defined below) design framework, which are described below in this Conflict Minerals Report.

As indicated on Annex A, approximately 94% of the SORs identified to us by the Suppliers were listed as Conformant (as defined below) by the RMI.

Based on the results of our RCOI, we exercised due diligence for 2021. These due diligence efforts are discussed below.

Due Diligence Measures

Design Framework

We have designed our due diligence measures relating to 3TG to conform with, in all material respects, the criteria set forth in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third Edition) (the “OECD Guidance”).

Selected Elements of Design Framework and Due Diligence Program Execution

The OECD Guidance has established a five-step framework for due diligence as a basis for responsible global supply chain management of minerals from conflict-affected and high-risk areas. Selected elements of our due diligence program are discussed below. The headings below conform to the headings used in the OECD Guidance for each of the five steps.

1.
OECD Guidance Step One: “Establish strong company management systems”
a.
We have a cross-functional team that is responsible for our 3TG compliance program. Leadership of the compliance program resides with senior members of our legal and sustainability teams. In addition, we utilize specialist outside counsel to advise us in connection with our Conflict Minerals Rule compliance and a service provider (the “Service Provider”) to, on our behalf, engage in supplier outreach and follow-up, validation of supplier responses and electronic storage of supplier responses. Some of the compliance activities described in this Conflict Minerals Report were performed by the Service Provider on our behalf.
b.
We communicate our Conflict Minerals Policy internally and externally to suppliers, in each case in writing. The Conflict Minerals Policy is available on our website at https://www.sonos.com/en-us/sustainability.
c.
We use the Conflict Minerals Reporting Template (the “CMRT”) developed by the RMI to identify SORs in our supply chain.
d.
We maintain business records relating to 3TG due diligence, including records of due diligence processes, findings and resulting decisions, on a computerized database. Under our business records policy, this information is to be retained for at least five years.
e.
We have a mechanism for employees and other interested parties to anonymously report violations of our Conflict Minerals Policy or other policy violations and issues, online or by telephone, and encourage our suppliers to have such mechanism as well.
2.
OECD Guidance Step Two: “Identify and assess risk in the supply chain”
a.
For 2021, the Service Provider sent requests to 126 Suppliers to provide us with a completed CMRT. We or the Service Provider followed up by email or phone with the Suppliers that did not provide a response within the time frame specified in the request. All of our Suppliers responded to the Service Provider’s request for information.
b.
We and the Service Provider reviewed the responses received from the Suppliers. The Service Provider reviewed the responses received for plausibility, consistency and gaps. It followed up by email or phone with Suppliers that submitted a response that triggered any one of seven specified quality control flags.

c.
To the extent that a completed CMRT identifies a SOR, the Service Provider reviewed the information provided against the list of Conformant SORs published in connection with the RMAP, the London Bullion Market Association (“LBMA”) Good Delivery List and the Responsible Jewellery Council’s (“RJC”) Chain-of-Custody Certification.
d.
To the extent that a SOR identified by a Supplier was not listed as Conformant, the Service Provider attempted to contact that SOR to gain information about its sourcing practices, including origin and transfer, and to determine the source and chain of custody of the 3TG. Internet research was also performed to determine whether there are any outside sources of information regarding the SORs sourcing practices.
e.
If a Supplier was unable to provide information concerning the processors of 3TG in its supply chain, the Service Provider requested information on the Supplier’s suppliers of products or components which may have required 3TG for their functionality or production (“Tier 2 suppliers”). The Tier 2 suppliers, and subsequent tiers of suppliers as identified to the Service Provider, were then contacted by the Service Provider.
3.
OECD Guidance Step Three: “Design and implement a strategy to respond to identified risks”
a.
Our 3TG compliance team reported the findings of its supply chain risk assessment to our Chief Legal Officer.
b.
Our risk mitigation strategy allows for a flexible response that is commensurate with the risks identified.
4.
OECD Guidance Step Four: “Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain”
a.
In connection with our due diligence, we utilized and relied on information made available by the RMI concerning independent third-party audits of SORs to assess SOR due diligence and to determine whether SORs are Conformant.
5.
OECD Guidance Step Five: “Report on supply chain due diligence”
a.
We file a Form SD and a Conflict Minerals Report with the Securities and Exchange Commission and make these filings available on our website.

Product and Smelter and Refiner Information

Our in-scope products for 2021 consisted of speakers, components and related accessories.

In connection with our RCOI or due diligence, as applicable, the Suppliers identified to us the SORs listed on Appendix A as having processed the necessary 3TG contained in our in-scope products for 2021. Due to our position in the supply chain, we rely on our suppliers for accurate SOR information. Our due diligence measures cannot provide absolute certainty regarding the source and chain of custody of the 3TG contained in our products.

We endeavored to determine the mine or location of origin of the 3TG contained in our in-scope products by requesting that the Suppliers provide us with a completed CMRT and through the other measures described in this Conflict Minerals Report.

For 2021, none of our in-scope products were determined by us to support conflict (i.e., to contain necessary 3TG that directly or indirectly financed or benefitted an armed group in a Covered Country). However, we did not conclude that any of our in-scope products were “DRC conflict free.

Future Risk Mitigation Efforts

For 2022, we intend to continue to engage in the activities described above, including our efforts to engage with suppliers that provide incomplete responses or do not provide responses to our inquiries. We also intend to (1) review the adequacy of our due diligence measures to assess the source and chain of custody of the 3TG in our in-scope products, (2) encourage suppliers to enhance the transparency of their supply chain and to source responsibly and (3) update our Conflict Minerals Policy as applicable.

Annex A

Capitalized terms used and not otherwise defined in this Annex have the meanings indicated in our Conflict Minerals Report.

In connection with our RCOI and due diligence, as applicable, our Suppliers identified to us the SORs listed below as having processed the 3TG contained in our in-scope products for 2021.

Metal	Smelter Name	Country	Status
Gold	8853 S.p.A.	Italy	Conformant
Gold	Advanced Chemical Company	United States	Conformant
Gold	Aida Chemical Industries Co., Ltd.	Japan	Conformant
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	Conformant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	Conformant
Gold	Argor-Heraeus S.A.	Switzerland	Conformant
Gold	Asahi Pretec Corp.	Japan	Conformant
Gold	Asahi Refining Canada Ltd.	Canada	Conformant
Gold	Asahi Refining USA Inc.	United States	Conformant
Gold	Asaka Riken Co., Ltd.	Japan	Conformant
Gold	Aurubis AG	Germany	Conformant
Gold	Bangalore Refinery	India	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	Conformant
Gold	Boliden AB	Sweden	Conformant
Gold	C. Hafner GmbH + Co. KG	Germany	Conformant
Gold	CCR Refinery - Glencore Canada Corporation	Canada	Conformant
Gold	Cendres + Metaux S.A.	Switzerland	Conformant
Gold	Chimet S.p.A.	Italy	Conformant
Gold	Chugai Mining	Japan	Conformant
Gold	DODUCO Contacts and Refining GmbH	Germany	Conformant
Gold	Dowa	Japan	Conformant
Gold	DSC (Do Sung Corporation)	Korea, Republic of	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	Conformant
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	Conformant

Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	Conformant
Gold	Emirates Gold DMCC	United Arab Emirates	Conformant
Gold	Geib Refining Corporation	United States	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	Conformant
Gold	Heimerle + Meule GmbH	Germany	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	China	Conformant
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	Conformant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	Conformant
Gold	Istanbul Gold Refinery	Turkey	Conformant
Gold	Italpreziosi	Italy	Conformant
Gold	Japan Mint	Japan	Conformant
Gold	Jiangxi Copper Co., Ltd.	China	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	Conformant
Gold	Kazzinc	Kazakhstan	Conformant
Gold	Kennecott Utah Copper LLC	United States	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	Conformant
Gold	Kojima Chemicals Co., Ltd.	Japan	Conformant
Gold	Korea Zinc Co., Ltd.	Korea, Republic of	Conformant
Gold	L'Orfebre S.A.	Andorra	Conformant
Gold	LS-NIKKO Copper Inc.	Korea, Republic of	Conformant
Gold	LT Metal Ltd.	Korea, Republic of	Conformant
Gold	Marsam Metals	Brazil	Conformant
Gold	Materion	United States	Conformant
Gold	Matsuda Sangyo Co., Ltd.	Japan	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	China	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	China	Conformant
Gold	Metalor Technologies S.A.	Switzerland	Conformant
Gold	Metalor USA Refining Corporation	United States	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	Conformant
Gold	Mitsubishi Materials Corporation	Japan	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	India	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	Conformant

Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	Conformant
Gold	Nihon Material Co., Ltd.	Japan	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	Conformant
Gold	PAMP S.A.	Switzerland	Conformant
Gold	Planta Recuperadora de Metales SpA	Chile	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	Conformant
Gold	PX Precinox S.A.	Switzerland	Conformant
Gold	Rand Refinery (Pty) Ltd.	South Africa	Conformant
Gold	REMONDIS PMR B.V.	Netherlands	Conformant
Gold	Royal Canadian Mint	Canada	Conformant
Gold	SAAMP	France	Conformant
Gold	Safimet S.p.A	Italy	Conformant
Gold	SAFINA A.S.	Czech Republic	Conformant
Gold	Samduck Precious Metals	Korea, Republic of	Conformant
Gold	SEMPSA Joyeria Plateria S.A.	Spain	Conformant
Gold	Shandong Gold Smelting Co., Ltd.	China	Conformant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	Conformant
Gold	Singway Technology Co., Ltd.	Taiwan	Conformant
Gold	Solar Applied Materials Technology Corp.	Taiwan	Conformant
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	Conformant
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic of	Conformant
Gold	T.C.A S.p.A	Italy	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	Conformant
Gold	Tokuriki Honten Co., Ltd.	Japan	Conformant
Gold	TOO Tau-Ken-Altyn	Kazakhstan	Conformant
Gold	Torecom	Korea, Republic of	Conformant
Gold	Umicore Precious Metals Thailand	Thailand	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	Conformant
Gold	United Precious Metal Refining, Inc.	United States	Conformant
Gold	Valcambi S.A.	Switzerland	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	Conformant
Gold	WIELAND Edelmetalle GmbH	Germany	Conformant
Gold	Yamakin Co., Ltd.	Japan	Conformant

Gold	Yokohama Metal Co., Ltd.	Japan	Conformant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	Conformant
Gold	SAXONIA Edelmetalle GmbH	Germany	Active
Gold	AU Traders and Refiners	South Africa	Smelter Look-up List Tab Only
Gold	JSC Uralelectromed	Russian Federation	Smelter Look-up List Tab Only
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	Smelter Look-up List Tab Only
Gold	Moscow Special Alloys Processing Plant	Russian Federation	Smelter Look-up List Tab Only
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	Smelter Look-up List Tab Only
Gold	OJSC Novosibirsk Refinery	Russian Federation	Smelter Look-up List Tab Only
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	Smelter Look-up List Tab Only
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	Smelter Look-up List Tab Only
Tantalum	AMG Brasil	Brazil	Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	Conformant
Tantalum	D Block Metals, LLC	United States	Conformant
Tantalum	F&X Electro-Materials Ltd.	China	Conformant
Tantalum	FIR Metals & Resource Ltd.	China	Conformant
Tantalum	Global Advanced Metals Aizu	Japan	Conformant
Tantalum	Global Advanced Metals Boyertown	United States	Conformant
Tantalum	H.C. Starck Hermsdorf GmbH	Germany	Conformant
Tantalum	H.C. Starck Inc.	United States	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	China	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	China	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	Conformant
Tantalum	KEMET de Mexico	Mexico	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	India	Conformant

Tantalum	Mineracao Taboca S.A.	Brazil	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	Conformant
Tantalum	NPM Silmet AS	Estonia	Conformant
Tantalum	QuantumClean	United States	Conformant
Tantalum	Resind Industria e Comercio Ltda.	Brazil	Conformant
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	Conformant
Tantalum	Taki Chemical Co., Ltd.	Japan	Conformant
Tantalum	TANIOBIS Co., Ltd.	Thailand	Conformant
Tantalum	TANIOBIS GmbH	Germany	Conformant
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	Conformant
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	Conformant
Tantalum	Telex Metals	United States	Conformant
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	Conformant
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	Conformant
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	China	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	Conformant
Tantalum	Exotech Inc.	United States	Active
Tin	Alpha	United States	Conformant
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	Conformant
Tin	China Tin Group Co., Ltd.	China	Conformant
Tin	Dowa	Japan	Conformant
Tin	EM Vinto	Bolivia	Conformant
Tin	Estanho de Rondonia S.A.	Brazil	Conformant
Tin	Fenix Metals	Poland	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	China	Conformant
Tin	Luna Smelter, Ltd.	Rwanda	Conformant
Tin	Ma'anshan Weitai Tin Co., Ltd.	China	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	Conformant

Tin	Malaysia Smelting Corporation (MSC)	Malaysia	Conformant
Tin	Metallic Resources, Inc.	United States	Conformant
Tin	Metallo Belgium N.V.	Belgium	Conformant
Tin	Metallo Spain S.L.U.	Spain	Conformant
Tin	Mineracao Taboca S.A.	Brazil	Conformant
Tin	Minsur	Peru	Conformant
Tin	Mitsubishi Materials Corporation	Japan	Conformant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	Conformant
Tin	Operaciones Metalurgicas S.A.	Bolivia	Conformant
Tin	PT Artha Cipta Langgeng	Indonesia	Conformant
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	Conformant
Tin	PT Babel Surya Alam Lestari	Indonesia	Conformant
Tin	PT Bangka Serumpun	Indonesia	Conformant
Tin	PT Menara Cipta Mulia	Indonesia	Conformant
Tin	PT Mitra Stania Prima	Indonesia	Conformant
Tin	PT Prima Timah Utama	Indonesia	Conformant
Tin	PT Rajawali Rimba Perkasa	Indonesia	Conformant
Tin	PT Refined Bangka Tin	Indonesia	Conformant
Tin	PT Stanindo Inti Perkasa	Indonesia	Conformant
Tin	PT Timah Tbk Kundur	Indonesia	Conformant
Tin	PT Timah Tbk Mentok	Indonesia	Conformant
Tin	PT Tinindo Inter Nusa	Indonesia	Conformant
Tin	Resind Industria e Comercio Ltda.	Brazil	Conformant
Tin	Rui Da Hung	Taiwan	Conformant
Tin	Soft Metais Ltda.	Brazil	Conformant
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	Vietnam	Conformant
Tin	Thaisarco	Thailand	Conformant
Tin	Tin Technology & Refining	United States	Conformant
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	Conformant
Tin	Yunnan Tin Company Limited	China	Conformant
Tin	Melt Metais e Ligas S.A.	Brazil	Active
Tin	Gejiu Kai Meng Industry and Trade LLC	China	Smelter Look-up List Tab Only
Tin	VQB Mineral and Trading Group JSC	Vietnam	Smelter Look-up List Tab Only

Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	Smelter Look-up List Tab Only
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan	Conformant
Tungsten	ACL Metais Eireli	Brazil	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam	Conformant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	Conformant
Tungsten	China Molybdenum Co., Ltd.	China	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	Conformant
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China	Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China	Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	Conformant
Tungsten	Global Tungsten & Powders Corp.	United States	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	Conformant
Tungsten	H.C. Starck Tungsten GmbH	Germany	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	Conformant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	Conformant
Tungsten	Hydrometallurg, JSC	Russian Federation	Conformant
Tungsten	Japan New Metals Co., Ltd.	Japan	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	Conformant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	Conformant
Tungsten	Kennametal Fallon	United States	Conformant
Tungsten	Kennametal Huntsville	United States	Conformant
Tungsten	KGETS CO., LTD.	Korea, Republic of	Conformant
Tungsten	Lianyou Metals Co., Ltd.	Taiwan	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	Conformant
Tungsten	Masan High-Tech Materials	Vietnam	Conformant
Tungsten	Moliren Ltd.	Russian Federation	Conformant
Tungsten	Niagara Refining LLC	United States	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	Conformant
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	Conformant
Tungsten	Unecha Refractory Metals Plant	Russian Federation	Conformant

Tungsten	Wolfram Bergbau und Hutten AG	Austria	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	China	Conformant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China	Conformant

We note the following in connection with the information in the table:

1.
The SORs listed in the table were identified by the Suppliers as being part of our 2021 supply chain. However, the SORs listed above were not necessarily the only SORs in our 2021 supply chain, since most of our Suppliers provided information at a “company” level (meaning for all of their products, rather than specific to the products that they sold to us), and because not all of our Suppliers responded to our inquiries.
2.
All information in the table is as of April 1, 2022.
3.
“Conformant” means that a SOR has successfully completed an assessment against the applicable RMAP standard or an equivalent cross-recognized assessment. Included SORs were not necessarily conformant for all or part of 2021 and may not continue to be conformant for any future period.
4.
“Active” means that the SOR is currently engaged in the RMAP but a conformance determination has yet to be made. “Smelter Look-up List Tab Only” means that a SOR is listed on the Smelter Look-up tab list of the CMRT, but is not listed as “Conformant” or “Active.” The RMI notes on its website that the operational impacts of COVID-19 have led to postponements of some RMAP assessments. The RMI website also notes that, due to the eligibility criteria for an RMAP assessment, SORs are sometimes removed from the Conformant list because they are no longer operational and not because they are non-conformant to the standard.
5.
The conformant status reflected in the table is based solely on information made publicly available by the RMI, without independent verification by us.
6.
Country location is the location of the SOR and is based solely on information made publicly available by the RMI without independent verification by us.

Country of Origin Information

Based on information provided by the Suppliers and the Service Provider, the countries of origin of the 3TG processed by the SORs listed above may have included countries listed below.

Angola*	Ethiopia	Madagascar	Slovakia
Argentina	Finland	Malaysia	South Africa
Armenia	France	Mali	South Sudan*
Australia	Germany	Mexico	Spain
Austria	Ghana	Mongolia	Suriname
Belarus	Guinea	Morocco	Sweden
Belgium	Guyana	Mozambique	Switzerland
Bermuda	Hong Kong	Myanmar	Taiwan
Bolivia	Hungary	Namibia	Tajikistan
Brazil	India	Netherlands	Tanzania*
Burundi*	Indonesia	Niger	Thailand
Cambodia	Ireland	Nigeria	Turkey
Canada	Israel	Papua New Guinea	Uganda*
Central African Republic*	Italy	Peru	United Arab Emirates
Chile	Ivory Coast	Philippines	United Kingdom
China	Japan	Poland	United States
Colombia	Jersey	Portugal	Uzbekistan
Czech Republic	Kazakhstan	Republic of the Congo*	Vietnam
Democratic Republic of the Congo*	Kenya	Russian Federation	Zambia*
Djibouti	Korea, Republic of	Rwanda*	Zimbabwe
Ecuador	Kyrgyzstan	Saudi Arabia
Egypt	Laos	Sierra Leone
Estonia	Luxembourg	Singapore

* Represents a Covered Country.

In addition, the listed SORs may have processed 3TG originating from recycled or scrap sources.